POWER OF ATTORNEY

The undersigned officer or Board member of BNY Mellon Municipal Funds, Inc. (the "Fund") hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff S. Prusnofsky, Amanda C. Quinn, Joanne Skerrett, Peter M. Sullivan and James Windels, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-14 (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

Signatures	Title	Date

/s/ David DiPetrillo	President (Principal Executive Officer)	10/31/2023
David DiPetrillo

/s/ James Windels	Treasurer (Principal Financial and Accounting Officer)	10/31/2023
James Windels

/s/ Joseph S. DiMartino	Chairman of the Board	10/31/2023
Joseph S. DiMartino

/s/ Joni Evans	Board Member	10/31/2023
Joni Evans

/s/ Joan L. Gulley	Board Member	10/31/2023
Joan L. Gulley

/s/ Alan H. Howard	Board Member	10/31/2023
Alan H. Howard

/s/ Robin A. Melvin	Board Member	10/31/2023
Robin A. Melvin

/s/ Burton N. Wallack	Board Member	10/31/2023
Burton N. Wallack

/s/ Benaree Pratt Wiley	Board Member	10/31/2023
Benaree Pratt Wiley